Exhibit 99.1

FOR IMMEDIATE RELEASE	MEDIA CONTACT:	Robert Sarver
January 17, 2006		Chairman/CEO
858-523-4601

	INVESTOR CONTACT:	Dale Gibbons
CFO
702-248-4200
Western Alliance Reports Net Income of $28.1 Million or
$1.24 per share for 2005 and $8.4 Million or $0.34 per share for the Fourth
Quarter
Las Vegas — January 17, 2006 — Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for 2005 and the fourth quarter of 2005.
2005 Highlights:
•	Net income of $28.1 million, up 39.9% from $20.1 million in 2004

•	Diluted earnings per share of $1.24, compared to $1.09 in 2004

•	Net revenue (sum of net interest income and non-interest income) of $114 million, up 43.3% from $80 million in 2004

•	Loans of $1.79 billion at December 31, 2005, up 50.9% or $605 million from one year ago

•	Deposits of $2.39 billion at December 31, 2005, up 36.3% or $638 million from one year ago

•	Completed initial public offering on July 6, 2005 of 4.2 million shares for net proceeds of $85.1 million
Fourth Quarter 2005 Highlights:
•	Net income of $8.4 million, up 8.9% from the third quarter 2005 and 31.3% from the fourth quarter 2004

•	Diluted earnings per share of $0.34, compared to $0.33 in the fourth quarter 2004

•	Net revenue of $32.0 million, up 4.8% from the third quarter 2005 and 35.1% from the fourth quarter 2004

•	Loans of $1.79 billion at December 31, 2005, up 10.9% or $176 million from September 30, 2005

•	Deposits of $2.39 billion at December 31, 2005, up 2.0% or $46 million from September 30, 2005
Financial Performance
Western Alliance Bancorporation reported of net income of $28.1 million for 2005, up 39.9 percent from $20.1 million for 2004. Diluted earnings per share were $1.24, compared to $1.09 for 2004. For the fourth quarter 2005, net income was $8.4 million, up 31.3 percent from $6.4 million for the fourth quarter 2004. Earnings per share were $0.34 for the fourth quarter 2005 compared to $0.33 for the same period in 2004. We closed our initial public offering of 4.2 million shares on July 6, 2005, which increased our average shares outstanding in 2005 and resulted in net proceeds of $85.1 million.
Loans grew $176 million to $1.79 billion at December 31, 2005 from September 30, 2005 and $605 million from December 31, 2004. Deposits grew $46 million to $2.39 billion from September 30, 2005 and $638 million from December 31, 2004.
Robert Sarver, chairman and chief executive officer, said, “2005 was an outstanding year for Western Alliance Bancorporation. Our team achieved all of our objectives for the year by organically growing our loans and deposits each over $600 million, hiring 28 experienced relationship managers, opening three new offices, reporting record earnings, and finally, completing our initial public offering on the New York Stock Exchange.
Mr. Sarver continued, “We started 2006 with the announcement of our merger with Intermountain First Bancorp, and earlier today announced our merger with Bank of Nevada. These transactions will substantially strengthen our position in Clark County and establish our presence in Reno. Additionally, we are on track to open eight new offices throughout our territory this year and expect to hire another 20 experienced relationship managers from other financial institutions. These actions should enable us to continue our exceptional growth and performance trend.”
Income Statement
Net interest income increased 35.4 percent to $28.6 million in the fourth quarter 2005 from $21.1 million in the fourth quarter of 2004. The interest margin remained flat at 4.43 percent in the third and fourth quarters of this year. The margin was 4.20 percent in the fourth quarter 2004.
The provision for loan losses was $2.0 million for the fourth quarter 2005 compared to $1.3 million for the third quarter 2005 and $0.8 million for the fourth quarter 2004. Non-accrual loans were $0.1 million or 0.01 percent of total loans at December 31, 2005, compared to 0.13 percent of total loans at December 31, 2004. Net loan losses were $0.1 million (0.01 percent of average loans annualized) for the fourth quarter 2005 and $0.3 million, 0.02 percent of average loans, for the full year.
Non-interest income was $3.4 million for the fourth quarter 2005, up 33.3 percent from $2.6 million for the same period in 2004. For the third quarter 2005, non-interest income was $3.2 million.
Net revenue was $32.0 million for the fourth quarter 2005, up 35.2 percent from $23.7 million for the fourth quarter 2004. Full-year 2005 net revenue of $114 million was up 43.3 percent from 79.9 million last year.

Non-interest expense was $17.1 million for the fourth quarter 2005, up 32.4 percent from $12.9 million for the same period in 2004. For the third quarter 2005, non-interest expense was $17.3 million. We had 537 full-time equivalent employees on December 31, 2005 compared to 522 on September 30, 2005 and 424 on December 31, 2004. We had 16 full-service banking offices on December 31, 2005 compared to 15 at September 30, 2005 and 13 on December 31, 2004.
Net income increased 31.3 percent to $8.4 million for the fourth quarter 2005 compared to $6.4 million for the same period last year. Diluted earnings per share were $0.34 compared with $0.33 for the fourth quarter 2004. Average diluted shares increased 28.6 percent to 25.1 million for the fourth quarter 2005 compared to 19.5 million for the fourth quarter 2004.
For 2005, net income increased 39.9 percent to $28.1 million from $20.1 million for 2004. Earnings per share increased 13.8 percent to $1.24 from $1.09 in 2004. Average diluted shares increased 23.2 percent to 22.7 million compared to 18.4 million last year.
Balance Sheet
Loans totaled $1.79 billion at December 31, 2005, an increase of 10.9 percent from September 30, 2005 and 50.9 percent from $1.19 billion at December 31, 2004. Residential real estate loans were the fastest growing segment of the portfolio, increasing $33 million or 14.0 percent since September 30, 2005 and 134.5 percent since December 31, 2004. Residential real estate and consumer loans increased to 16 percent of the portfolio compared with 11 percent one year ago.
Deposits totaled $2.39 billion at December 31, 2005, an increase of 2.0 percent or $46 million from September 30, including a decrease in title company deposits of $132 million during the period. Average deposits increased $102 million during the fourth quarter 2005 from the third quarter 2005 to $2.28 billion, including a decrease in average title company deposits of $44 million during the quarter. Non-interest bearing deposits comprised 40.9 percent of total deposits at December 31, 2005. At year end, 30.5 percent of non-interest bearing deposits were from title companies, compared to 40.7 percent at September 30, 2005. From December 31, 2004 to December 31, 2005, total deposits increased 36.3 percent or $638 million from $1.76 billion. At December 31, 2005 the company’s loan to deposit ratio was 74.9 percent compared with 67.7 percent one year earlier.
Borrowings totaled $159 million at December 31, 2005, a decrease of 36.3 percent from $249 million at December 31, 2004. Fed funds sold totaled $131 million at December 31, 2005, up nearly six fold from $23 million one year earlier.
Stockholders’ equity increased $111 million from December 31, 2004 to $244 million at December 31, 2005, due primarily to our successful initial public offering in June 2005. At December 31, 2005 tangible common equity was 8.4 percent of tangible assets and total risk-based capital was 13.8 percent of risk-weighted assets.
Total assets increased 31.3 percent to $2.86 billion at December 31, 2005 from $2.18 billion at December 31, 2004.
Operating Unit Highlights
BankWest of Nevada reported loan growth of $81 million during the fourth quarter of 2005 and $293 million for the full year to $1.08 billion at December 31, 2005. Deposits increased $20 million and $319 million to $1.61 billion during the same periods, respectively. Net income at BankWest of Nevada was

$7.2 million during the fourth quarter 2005 compared with $6.3 million during the fourth quarter 2004. For the full year, net income was $25.3 million, up 24.7% from $20.3 million in 2004.
Alliance Bank of Arizona reported loan growth of $46 million during the fourth quarter 2005 and $171 million for the full year to $405 million. Deposits decreased $3 million and increased $180 million to $457 million during the same periods, respectively. Net income at Alliance Bank of Arizona was $0.9 million during the fourth quarter 2005 compared with $0.5 million during the fourth quarter 2004. For the full year, net income was $3.0 million, up 257.6% from $0.8 million in 2004.
Torrey Pines Bank reported loan growth of $49 million during the fourth quarter 2005 and $141 million for the full year to $305 million. Deposits increased $20 million and $136 million to $335 million during the same periods, respectively. Net income at Torrey Pines Bank was $0.8 million during the fourth quarter 2005 compared with $0.3 million during the fourth quarter 2004. For the full year, net income was $2.2 million, up 116.3% from $1.0 million in 2004.
Assets under management at Miller/Russell and Associates were $1.11 billion at December 31, 2005, up 40.3 percent from $791 million at December 31, 2004. At Premier Trust, assets under management increased 65.0 percent from $80 million to $132 million from December 31, 2004 to December 31, 2005. Total trust assets increased 42.3 percent from $208 million to $296 million for the same periods, respectively.
Attached to this press release is summarized financial information for the quarter and year ended December 31, 2005.
Subsequent Events
On January 3, 2006, Western Alliance Bancorporation announced a definitive agreement to acquire Intermountain First Bancorp, the parent company of Nevada First Bank, and on January 17, Western Alliance announced a definitive agreement to acquire Bank of Nevada. These transactions are expected to close in the second quarter 2006.
Conference Call
Western Alliance Bancorporation will host a conference call to discuss its 2005 financial results at noon ET on Wednesday, January 18, 2006. Participants may access the call by dialing 888-802-2266, using the pass code 2245874. The call will be recorded and made available for replay after 5:00 p.m. ET January 18 until 11 p.m. ET January 25 by dialing 888-203-1112 using the pass code 2245874.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the initial public offering registration statement as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
Western Alliance Bancorporation is the parent company of BankWest of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Miller/Russell & Associates, and Premier Trust. These dynamic companies provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers’ needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company’s website, www.westernalliancebancorp.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data

	At or for the three months			For the year
	ended December 31,			ended December 31,
	2005	2004	Change %	2005	2004	Change %

Selected Balance Sheet Data:
($ in millions)
Total assets	$2,857.3	$2,176.8	31.3%
Gross loans, including net deferred fees	1,793.4	1,188.5	50.9
Securities	680.5	788.6	(13.7)
Federal funds sold	131.1	23.1	467.5
Deposits	2,393.9	1,756.0	36.3
Borrowings	80.5	223.6	(64.0)
Junior subordinated debt	30.9	30.9	0.0
Stockholders’ equity	244.2	133.6	82.8

Selected Income Statement Data:
($ in thousands)
Interest income	$38,975	$27,075	44.0%	$134,910	$90,855	48.5%
Interest expense	10,360	5,936	74.5	32,568	19,720	65.2

Net interest income	28,615	21,139	35.4	102,342	71,135	43.9
Provision for loan losses	1,962	751	161.3	6,179	3,914	57.9

Net interest income after provision for loan losses	26,653	20,388	30.7	96,163	67,221	43.1
Non-interest income	3,403	2,552	33.3	12,138	8,726	39.1
Non-interest expense	17,050	12,873	32.4	64,864	44,929	44.4

Income before income taxes	13,006	10,067	29.2	43,437	31,018	40.0
Income tax expense	4,564	3,638	25.5	15,372	10,961	40.2

Net Income	$8,442	$6,429	31.3	$28,065	$20,057	39.9

Common Share Data:
Net income per share:
Basic	$0.37	$0.35	5.7	$1.36	$1.17	16.2
Diluted	0.34	0.33	3.0	1.24	1.09	13.8
Book value per share	10.71	7.32	46.3
Tangible book value per share	10.48	7.02	49.3
Average shares outstanding (in thousands):
Basic	22,807	18,242	25.0	20,583	17,190	19.7
Diluted	25,095	19,518	28.6	22,666	18,405	23.2
Common shares outstanding	22,810	18,250	25.0

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)

	At or for the three months			For the year
	ended December 31,			ended December 31,
	2005	2004	Change %	2005	2004	Change %

Selected Performance Ratios:
Return on average assets (1)	1.22%	1.20%	1.7%	1.13%	1.05%	7.6%
Return on average stockholders’ equity (1)	13.42	19.00	(29.4)	14.37	17.48	(17.8)
Net interest margin (1)	4.43	4.20	5.5	4.40	4.00	10.0
Net interest spread	3.43	3.57	(3.9)	3.54	3.44	2.9
Efficiency ratio	53.25	54.34	(2.0)	56.66	56.26	0.7
Loan to deposit ratio	74.92	67.68	10.7

Capital Ratios:
Tangible Common Equity	8.4%	5.9%	42.4
Leverage ratio	10.2	7.7	32.5
Tier 1 Risk Based Capital	12.8	10.9	16.5
Total Risk Based Capital	13.8	12.0	14.2

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	0.01%	0.00%	100.0	0.02%	0.00%	100.0
Non-accrual loans to gross loans	0.01	0.13	(92.3)
Non-accrual loans to total assets	0.00	0.07	(100.0)
Loans past due 90 days and still accruing to total loans	0.00	0.00	0.0
Allowance for loan losses to gross loans	1.18	1.28	(7.8)
Allowance for loan losses to non-accrual loans	> 10 times	> 10 times

(1)	Annualized for the three- month periods ended December 31, 2005 and 2004.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Statements of Income

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands, except per share data)	2005	2004	2005	2004

Interest income on:
Loans, including fees	$31,215	$18,491	$102,481	$59,311
Securities	7,285	8,513	30,034	31,251
Federal funds sold and other	475	71	2,395	293

Total interest income	38,975	27,075	134,910	90,855

Interest expense on:
Deposits	8,422	3,780	25,546	12,123
Borrowings	1,345	1,720	4,909	6,058
Junior subordinated debt	593	436	2,113	1,539

Total interest expense	10,360	5,936	32,568	19,720

Net interest income	28,615	21,139	102,342	71,135
Provision for loan losses	1,962	751	6,179	3,914

Net interest income after provision for loan losses	26,653	20,388	96,163	67,221

Other income:
Trust and investment advisory services	1,591	1,190	5,699	2,896
Service charges	637	531	2,495	2,333
Other	1,175	831	3,944	3,497

	3,403	2,552	12,138	8,726

Other expense:
Compensation	9,767	7,656	36,816	25,590
Occupancy	2,619	2,038	9,819	7,309
Other	4,664	3,179	18,229	12,030

	17,050	12,873	64,864	44,929

Income before income taxes	13,006	10,067	43,437	31,018

Income tax expense	4,564	3,638	15,372	10,961

Net income	$8,442	$6,429	$28,065	$20,057

Earnings per share:
Basic	$0.37	$0.35	$1.36	$1.17

Diluted	$0.34	$0.33	$1.24	$1.09

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Income

			Quarter ended
	December 31,	September 30,	June 30,	March 31,	December 31,
($ in thousands, except per share data)	2005	2005	2005	2005	2004

Interest income on:
Loans, including fees	$31,215	$27,343	$23,589	$20,334	$18,491
Securities	7,285	7,488	7,385	7,876	8,513
Federal funds sold and other	475	869	838	213	71

Total interest income	38,975	35,700	31,812	28,423	27,075

Interest expense on:
Deposits	8,422	6,767	5,838	4,519	3,780
Borrowings	1,345	1,056	1,084	1,424	1,720
Junior subordinated debt	593	546	508	466	436

Total interest expense	10,360	8,369	7,430	6,409	5,936

Net interest income	28,615	27,331	24,382	22,014	21,139
Provision for loan losses	1,962	1,283	1,187	1,747	751

Net interest income after provision for loan losses	26,653	26,048	23,195	20,267	20,388

Other income:
Trust and investment advisory services	1,591	1,448	1,347	1,313	1,190
Service charges	637	662	641	555	531
Other	1,175	1,123	930	716	831

	3,403	3,233	2,918	2,584	2,552

Other expense:
Compensation	9,767	9,541	9,015	8,493	7,656
Occupancy	2,619	2,581	2,412	2,207	2,038
Other	4,664	5,152	4,540	3,873	3,179

	17,050	17,274	15,967	14,573	12,873

Income before income taxes	13,006	12,007	10,146	8,278	10,067

Income tax expense	4,564	4,258	3,593	2,957	3,638

Net income	$8,442	$7,749	$6,553	$5,321	$6,429

Earnings per share:
Basic	$0.37	$0.34	$0.35	$0.29	$0.35

Diluted	$0.34	$0.31	$0.32	$0.27	$0.33

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets

	December 31,	September 30,	June 30,	March 31,	December 31,
($ in millions)	2005	2005	2005	2005	2004

Assets
Cash and due from banks	$111.2	$90.6	$93.2	$87.0	$92.3
Federal funds sold	131.1	204.0	212.2	109.5	23.1

Cash and cash equivalents	242.3	294.6	305.4	196.5	115.4

Securities	680.5	713.1	695.4	729.1	788.6
Gross loans, including net deferred loan fees:
Construction and land development	432.7	397.0	381.4	362.9	323.2
Commercial real estate	727.2	655.0	598.3	544.1	491.9
Residential real estate	272.9	239.5	168.6	140.2	116.4
Commercial and industrial	342.5	307.0	286.3	266.7	241.2
Consumer	20.4	21.1	20.6	20.0	17.7
Net deferred loan fees	(2.3)	(2.1)	(1.9)	(2.1)	(1.9)

	1,793.4	1,617.5	1,453.3	1,331.8	1,188.5
Less: Allowance for loan losses	(21.2)	(19.3)	(18.1)	(17.1)	(15.3)

Loans, net	1,772.2	1,598.2	1,435.2	1,314.7	1,173.2

Initial public offering proceeds receivable	—	—	77.1	—	—
Premises and equipment, net	54.7	36.9	35.8	29.2	29.4
Bank owned life insurance	51.8	51.2	26.7	26.5	26.2
Goodwill and other intangibles	5.2	5.2	5.3	5.3	5.4
Other assets	50.6	45.8	40.4	37.5	38.6

Total assets	$2,857.3	$2,745.0	$2,621.3	$2,338.8	$2,176.8

Liabilities and Stockholders’ Equity
Liabilities
Non-interest bearing demand deposits	$980.0	$1,048.2	$964.3	$864.1	$749.6
Interest bearing deposits:
Demand	122.3	107.7	110.5	103.0	103.7
Savings and money market	949.6	893.7	820.0	783.5	665.4
Time, $100 and over	316.2	275.3	273.6	249.0	219.4
Other time	25.8	22.6	21.1	19.1	17.9

	2,393.9	2,347.5	2,189.5	2,018.7	1,756.0
Customer repurchase agreements	78.2	55.8	55.3	29.1	25.6
Borrowings	80.5	63.7	113.7	113.7	223.6
Junior subordinated debt	30.9	30.9	30.9	30.9	30.9
Accrued interest payable and other liabilities	29.6	8.9	9.4	9.3	7.1

Total liabilities	2,613.1	2,506.8	2,398.8	2,201.7	2,043.2

Stockholders’ Equity
Common stock and additional paid-in capital	167.6	167.6	157.8	81.0	80.5
Retained earnings	86.3	77.7	70.1	63.6	58.2
Accumulated other comprehensive loss	(9.7)	(7.1)	(5.4)	(7.5)	(5.1)

Total stockholders’ equity	244.2	238.2	222.5	137.1	133.6

Total liabilities and stockholders’ equity	$2,857.3	$2,745.0	$2,621.3	$2,338.8	$2,176.8

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Statement of
  Changes in Stockholders’ Equity

	Years ended Dec. 31,
(in thousands)	2005	2004

Balance, beginning of period	$133,571	$97,451
Net income	28,065	20,057
Other comprehensive income (loss), net of tax:
Net unrealized holding losses on securities available for sale	(4,586)	(1,863)
Common stock issued	85,063	17,355
Stock options exercised	1,222	415
Stock warrants exercised	806	156
Compensation cost on restricted stock	82	—

Balance, end of period	$244,223	$133,571

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Loan Losses

			Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2005	2005	2005	2005	2004

Balance, beginning of period	$19,288	$18,118	$17,114	$15,271	$14,525
Provisions charged to operating expenses	1,962	1,283	1,187	1,747	751
Recoveries of loans previously charged-off:
Construction and land development	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Residential real estate	—	—	—	3	6
Commercial and industrial	8	7	19	130	20
Consumer	16	6	1	5	1

Total recoveries	24	13	20	138	27
Loans charged-off:
Construction and land development	—	—	—	—	—
Commercial real estate	—	—	—	—	—
Residential real estate	—	—	—	—	—
Commercial and industrial	13	—	107	18	11
Consumer	69	126	96	24	21

Total charged-off	82	126	203	42	32
Net charge-offs (recoveries)	58	113	183	(96)	5

Balance, end of period	$21,192	$19,288	$18,118	$17,114	$15,271

Western Alliance Bancorporation and Subsidiaries
Average Balances, Yields and Rates Paid

			Three Months Ended December 31,
	2005			2004

			Average			Average
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(in	(in		(in	(in
	millions)	thousands)		millions)	thousands)
Earning Assets
Securities	$709.7	$7,131	3.99%	$835.5	$8,360	3.98%
Federal funds sold and other	45.7	475	4.12%	14.9	70	1.87%
Loans	1,791.1	31,215	6.91%	1,135.8	18,491	6.48%
Federal Home Loan Bank stock	14.2	154	4.31%	15.1	153	4.03%

Total earnings assets	2,560.7	38,975	6.04%	2,001.3	27,074	5.38%
Non-earning Assets
Cash and due from banks	80.4			69.8
Allowance for loan losses losses	(20.0)			(14.9)
Bank-owned life insurance	51.4			26.0
Other assets	75.3			54.9

Total assets	$2,747.8			$2,137.1

Interest Bearing Liabilities
Sources of Funds
Interest-bearing deposits:
Interest-bearing checking	$115.4	188	0.65%	$88.7	66	0.30%
Savings and money market	935.3	5,629	2.39%	663.1	2,441	1.46%
Time deposits	318.6	2,605	3.24%	236.1	1,272	2.14%

	1,369.4	8,422	2.44%	987.9	3,779	1.52%
Borrowings	175.2	1,345	3.05%	284.4	1,720	2.41%
Junior subordinated debt	30.9	593	7.61%	30.9	436	5.61%

Total interest-bearing liabilities	1,575.5	10,360	2.61%	1,303.2	5,935	1.81%
Non-interest Bearing Liabilities
Noninterest-bearing demand deposits	909.9			687.3
Other liabilities	13.0			12.0
Stockholders’ equity	249.6			134.6

Total liabilities and stockholders’ equity	$2,747.8			$2,137.1

Net interest income and margin		$28,615	4.43%		$21,139	4.20%

Net interest spread			3.43%			3.57%

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results

					Inter-
		Alliance	Torrey		segment	Consoli-
	BankWest	Bank	Pines		Elimi-	dated
(in millions)	of Nevada	of Arizona	Bank	Other	nations	Company

At December 31, 2005:
Assets	$1,886.7	$520.0	$405.0	$284.4	$(238.8)	$2,857.3
Gross loans and deferred fees	1,083.7	404.6	305.1	—	—	1,793.4
Less: Allowance for loan losses	(12.3)	(5.5)	(3.4)	—	—	(21.2)

Net loans	1,071.4	399.1	301.7	—	—	1,772.2

Deposits	1,606.8	457.2	335.3	—	(5.4)	2,393.9
Stockholders’ equity	128.0	43.6	33.4	251.3	(212.1)	244.2

(in thousands)
Three Months Ended December 31, 2005:
Net interest income	$18,798	$5,409	$4,531	$(123)	$—	$28,615
Provision for loan losses	875	623	464	—	—	1,962

Net interest income after provision for loan losses	17,923	4,786	4,067	(123)	—	26,653
Noninterest income	1,505	376	250	10,553	(9,281)	3,403
Noninterest expense	(8,571)	(3,695)	(2,952)	(2,156)	324	(17,050)

Income (loss) before income taxes	10,857	1,467	1,365	8,274	(8,957)	13,006
Income tax expense (benefit)	3,639	562	556	(193)	—	4,564

Net income (loss)	$7,218	$905	$809	$8,467	$(8,957)	$8,442

(in thousands)
Year Ended December 31, 2005:
Net interest income	$70,004	$18,878	$14,646	$(1,169)	$(17)	$102,342
Provision for loan losses	2,692	2,040	1,447	—	—	6,179

Net interest income after provision for loan losses	67,312	16,838	13,199	(1,169)	(17)	96,163
Noninterest income	5,335	1,359	738	36,377	(31,671)	12,138
Noninterest expense	(34,669)	(13,298)	(10,234)	(7,719)	1,056	(64,864)

Income (loss) before income taxes	37,978	4,899	3,703	27,489	(30,632)	43,437
Income tax expense (benefit)	12,636	1,874	1,497	(635)	—	15,372

Net income (loss)	$25,342	$3,025	$2,206	$28,124	$(30,632)	$28,065

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results (continued)

					Inter-
		Alliance	Torrey		segment	Consoli-
	BankWest	Bank	Pines		Elimi-	dated
(in millions)	of Nevada	of Arizona	Bank	Other	nations	Company

At December 31, 2004:
Assets	$1,578.3	$332.8	$257.5	$173.7	$(165.5)	$2,176.8
Gross loans and deferred fees	790.3	234.1	164.1	—	—	1,188.5
Less: Allowance for loan losses	(9.9)	(3.4)	(2.0)	—	—	(15.3)

Net loans	780.4	230.7	162.1	—	—	1,173.2

Deposits	1,287.6	277.2	199.4	—	(8.2)	1,756.0
Stockholders’ equity	91.4	31.2	26.4	140.6	(156.0)	133.6

(in thousands)
Three Months Ended December 31, 2004:
Net interest income	$15,705	$3,367	$2,477	$(410)	$—	$21,139
Provision for loan losses	—	511	240	—	—	751

Net interest income after provision for loan losses	15,705	2,856	2,237	(410)	—	20,388
Noninterest income	1,148	229	124	8,207	(7,156)	2,552
Noninterest expense	(7,443)	(2,271)	(1,858)	(1,441)	140	(12,873)

Income (loss) before income taxes	9,410	814	503	6,356	(7,016)	10,067
Income tax expense (benefit)	3,139	341	197	(39)	—	3,638

Net income (loss)	$6,271	$473	$306	$6,395	$(7,016)	$6,429

(in thousands)
Year Ended December 31, 2004:
Net interest income	$54,215	$10,225	$8,141	$(1,444)	$(2)	$71,135
Provision for loan losses	1,417	1,657	840	—	—	3,914

Net interest income after provision for loan losses	52,798	8,568	7,301	(1,444)	(2)	67,221
Noninterest income	4,851	774	604	25,149	(22,652)	8,726
Noninterest expense	(27,286)	(8,074)	(6,301)	(3,705)	437	(44,929)

Income (loss) before income taxes	30,363	1,268	1,604	20,000	(22,217)	31,018
Income tax expense (benefit)	10,033	422	584	(78)	—	10,961

Net income (loss)	$20,330	$846	$1,020	$20,078	$(22,217)	$20,057